                                                                    Exhibit 20.2


                        WFS FINANCIAL 2001-B OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of November 30, 2001
                   for Distribution Date of December 20, 2001



                                                                                                   DOLLARS
COLLECTIONS

Payments received                                                                                          155,511,216.04
                   Plus:
                        Servicer Advances                                              1,166,571.48
                        Reimbursement of holds                                           826,062.93
                                                                                    ---------------
                                                                                                             1,992,634.41

                   Less:
                        Reimbursement Advances

                        Funds deposited in Holds Account                                (884,563.29)
                                                                                        (702,694.19)
                                                                                    ---------------
                                                                                                            (1,587,257.48)
                                                                                                          ---------------

Total Funds Available for Distribution                                                                     155,916,592.97
                                                                                                          ===============


DISTRIBUTIONS

              Servicing Fee                                                            3,647,893.00
              Net Swap Payments                                                        3,476,214.59
              Trustee and Other Fees                                                     452,607.19
              Other Miscellaneous Payments                                                     0.00
                                                                                    ---------------

Total Fee Distribution                                                                                       7,576,714.78

              Note Interest Distribution Amount - Class A-1            681,195.21
              Note Interest Distribution Amount - Class A-2          4,374,000.00
              Note Interest Distribution Amount - Class A-3          3,149,611.11
              Note Interest Distribution Amount - Class A-4          2,671,671.53
                                                                   --------------

Total Class A Interest Distribution                                                   10,876,477.85

              Note Principal Distribution Amount - Class A-1        66,952,501.85
              Note Principal Distribution Amount - Class A-2        55,782,234.91
              Note Principal Distribution Amount - Class A-3                 0.00
              Note Principal Distribution Amount - Class A-4                 0.00
                                                                   --------------

Total Class A Principal Distribution                                                 122,734,736.76
                                                                                    ---------------

Total Principal and Interest Distribution                                                                  133,611,214.61

              Letter of Credit Fee                                                                             190,468.06

              Spread Account Deposit                                                                        14,538,195.52
                                                                                                          ---------------

Total Distributions                                                                                        155,916,592.97
                                                                                                          ===============

                        WFS FINANCIAL 2001-B OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of November 30, 2001
                   for Distribution Date of December 20, 2001



PORTFOLIO DATA:
                                                                  # of loans
  Beginning Security Balance                                                   93,565                          1,206,952,501.85
    Less:                    Scheduled Principal Balance                            0        (57,894,622.21)
                             Full Prepayments                                  (5,929)       (47,440,105.95)
                             Partial Prepayments                                    0                  0.00
                             Liquidations                                      (1,327)       (17,400,008.60)
                                                                                           ----------------
                                                                                                                (122,734,736.76)
                                                                                                              -----------------

      Ending Security Balance                                                  86,309                          1,084,217,765.09
                                                                                                              =================

OTHER RELATED INFORMATION:

Spread Account

              Funded Amount:

                             Beginning Balance                                                15,928,164.56
                             Deposits                                                         14,538,195.52
                             Reductions                                                                0.00
                                                                                           ----------------
                             Ending Balance                                                                       30,466,360.08

              Letter of Credit:

                             Beginning Balance                                                27,400,000.00
                             Reductions                                                      (14,497,649.48)
                                                                                           ----------------
                             Ending Balance                                                                       12,902,350.52
                                                                                                              -----------------

              Total Spread Account                                                                                43,368,710.60
                                                                                                              =================

Modified Accounts:
              Principal Balance                                                                        0.00%              0.00
              Scheduled Balance                                                                        0.00%              0.00

Servicer Advances

              Beginning Unreimbursed Advances:                                                   965,702.86
              New Advances                                                                     1,166,571.48
              Advances Reimbursed                                                               (884,563.29)
                                                                                           ----------------
              Ending Unreimbursed Advances:                                                                        1,247,711.05

Holding Account:
              Beginning Balance                                                                  742,566.76
              Funds Deposited                                                                    702,694.19
              Withdrawal to Collection Account                                                  (826,062.93)
                                                                                           ----------------
              Ending Balance                                                                                         619,198.02

Net Charge-Off Data:                                              # of loans
              Charge-Offs                                                       2,166         11,377,816.58
              Recoveries                                                       (1,064)        (1,883,910.23)
                                                                                           ----------------
              Net Charge-Offs                                                   1,102                              9,493,906.35

Delinquencies ( P&I):                                             # of loans
  30-59 Days                                                                     2216         21,930,924.09
  60-89 Days                                                                      604          6,259,635.12
  90-119 Days                                                                     233          2,554,318.25
  120 days and over                                                                14            157,665.61

Repossessions                                                                     111            787,782.39

Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
    or 9.01 of the Sale and Servicing Agreement)                                    0                                      0.00

Cumulative Charge-Off Percentage                                                                                           0.69%
Delinquency Percentage                                                                                                     0.81%

WAC                                                                                                                     14.5701%
WAM                                                                                                                      55.099

                        WFS FINANCIAL 2001-B OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of November 30, 2001
                   for Distribution Date of December 20, 2001



                                 BEGINNING       NOTE QUARTERLY                      TOTAL
              ORIGINAL          OUTSTANDING        PRINCIPAL         PRIOR         PRINCIPAL         PRINCIPAL
              PRINCIPAL          PRINCIPAL       DISTRIBUTABLE     PRINCIPAL     DISTRIBUTABLE      DISTRIBUTION
CLASSES        BALANCE            BALANCE            AMOUNT        CARRYOVER         AMOUNT            AMOUNT


  A-1       230,000,000.00      66,952,501.85     66,952,501.85         0.00      66,952,501.85      66,952,501.85

  A-2       405,000,000.00     405,000,000.00     55,782,234.91         0.00      55,782,234.91      55,782,234.91

  A-3       400,000,000.00     400,000,000.00              0.00         0.00               0.00               0.00

  A-4       335,000,000.00     335,000,000.00              0.00         0.00               0.00               0.00


TOTAL     1,370,000,000.00   1,206,952,501.85    122,734,736.76         0.00     122,734,736.76     122,734,736.76


                              REMAINING             TOTAL
              CURRENT        OUTSTANDING          PRINCIPAL
             PRINCIPAL        PRINCIPAL          AND INTEREST
CLASSES      CARRYOVER         BALANCE           DISTRIBUTION


  A-1            0.00                  0.00      67,633,697.06

  A-2            0.00        349,217,765.09      60,156,234.91

  A-3            0.00        400,000,000.00       3,149,611.11

  A-4            0.00        335,000,000.00       2,671,671.53


TOTAL            0.00      1,084,217,765.09     133,611,214.61


                           NOTE QUARTERLY                           TOTAL
                              INTEREST             PRIOR          INTEREST                 INTEREST        CURRENT
  NOTE      INTEREST        DISTRIBUTABLE         INTEREST      DISTRIBUTABLE            DISTRIBUTION      INTEREST
CLASSES       RATE             AMOUNT            CARRYOVER         AMOUNT                   AMOUNT         CARRYOVER


  A-1        4.025%           681,195.21            0.00           681,195.21              681,195.21        0.00

  A-2        4.320%         4,374,000.00            0.00         4,374,000.00            4,374,000.00        0.00

  A-3        3.115%         3,149,611.11            0.00         3,149,611.11            3,149,611.11        0.00

  A-4        3.155%         2,671,671.53            0.00         2,671,671.53            2,671,671.53        0.00



TOTAL                      10,876,477.85            0.00        10,876,477.85          10,876,477.85         0.00



                DEFICIENCY              POLICY
  NOTE            CLAIM                 CLAIM
CLASSES           AMOUNT                AMOUNT

  A-1              0.00                  0.00

  A-2              0.00                  0.00

  A-3              0.00                  0.00

  A-4              0.00                  0.00


                 ==============================
                   0.00                  0.00
                 ==============================
                 ==============================

Note Percentage                        100.00%


Note: The interest rates for class A-3 and A-4 are LIBOR + 0.15%, and LIBOR + 0.19%. The LIBOR rate for this distribution period is 2.965%.

                        WFS FINANCIAL 2001-B OWNER TRUST
                              Officer's Certificate
               for Master Service Report Date of November 30, 2001
                   for Distribution Date of December 20, 2001




Detailed Reporting

              See Schedule F


WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of November 30, 2001 and were performed in conformity with the Sale and Servicing Agreement dated August 1, 2001.






                                  ----------------------------------------------
                                  Katie Quach
                                  Assistant Vice President
                                  Chief Accountant





                                  ----------------------------------------------
                                  Susan Tyner
                                  Vice President
                                  Assistant Controller